1 DOLBY LABORATORIES, INC. 2020 STOCK PLAN GLOBAL STOCK OPTION AGREEMENT Unless otherwise defined herein, the terms defined in the Dolby Laboratories, Inc. 2020 Stock Plan as amended from time to time (the “Plan”) shall have the same defined meanings in this Global Stock Option Agreement (the “Option Agreement”) , including any terms and conditions for participants outside the U.S. in Appendix A. I. NOTICE OF STOCK OPTION GRANT Participant: [ ] Participant ID: [ ] Participant has been granted an Option, subject to the terms and conditions of the Plan and this Option Agreement, as follows: Grant Number: [ ] Date of Grant: [ ] Vesting Commencement Date: [ ] Exercise Price per Share: [ ] Total Number of Shares Granted: [ ] Total Exercise Price: [ ] Type of Option: [ ] Term/Expiration Date: [ ] Vesting Schedule: Subject to Participant continuing to be a Service Provider and other limitations set forth in the Plan, this Option Agreement and country-specific provisions for Non-U.S. Participants as set forth in Appendix A to this Option Agreement becomes exercisable with respect to the first 25% of the Shares subject to this Option on the first anniversary of the Date of Grant. Thereafter, this Option becomes exercisable monthly with respect to an additional 1/36th of the remaining Shares subject to this Option. To the extent the foregoing schedule would result in the vesting of fractional Shares, Shares will be rounded down to the nearest whole Share.

2 Termination Period: This Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for one (1) year after Participant ceases to be Service Provider. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above. II. AGREEMENT A. Grant of Option. Dolby Laboratories, Inc. (the “Company”) hereby grants to Participant named in the Notice of Stock Option Grant (the “Notice of Grant”) an Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference, and this Option Agreement and country-specific provisions for Non-U.S. Participants as set forth in Appendix A to this Option Agreement (collectively, the “Option Agreement”). Subject to Section 20(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail. If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d), or otherwise does not qualify as an Incentive Stock Option, it shall be treated as a Nonstatutory Stock Option. Further, if for any reason this Option (or portion thereof) will not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonstatutory Stock Option granted under the Plan. In no event will the Administrator, Company or a Relaed Entity of the Company, or any of their respective employees or directors, have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an Incentive Stock Option. B. Exercise of Option. 1. Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. 2. Method of Exercise. This Option is exercisable by (i) delivery of an exercise notice, in the form and manner determined by the Administrator, or (ii) following an electronic or other exercise procedure prescribed by the Administrator, which in either case shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Participant shall provide

3 payment of the aggregate Exercise Price as to all Exercised Shares at the time of exercise, together with any applicable Tax-Related Items (as defined in section II.F below) withholding arising in connection with such exercise. This Option shall be deemed exercised upon receipt by the Company of a fully executed exercise notice or completion of such exercise procedure, as the Administrator may determine in its sole discretion, accompanied by such aggregate Exercise Price and any applicable Tax-Related Items withholding. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes, the Exercised Shares shall be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares. C. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant: 1. to the extent permitted by Applicable Law, by cash, check or cash equivalent; 2. consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; 3. for United States taxpayers only, other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator); or 4. any other methods approved by the Administrator and permitted by Applicable Laws. D. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant. E. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement. F. Tax Obligations. 1. Withholding Taxes. Regardless of any action the Company or the Related Entity that is Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding items related to Participant’s participation in the Plan and legally applicable to Participant, or deemed by the

4 Company or the Employer to be an appropriate charge to Participant even if technically due by the Company or the Employer (“Tax-Related Items”), Participant hereby acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of Shares pursuant to such exercise, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve a particular tax result. Further, if Participant is subject to tax in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. In connection with any relevant taxable or tax withholding event, Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes and directs the Company and/or the Employer or their respective agents, in their sole discretion and without any notice or authorization by Participant, to satisfy any applicable withholding obligations, if any, with regard to all Tax- Related Items by one or a combination of the following: (1) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or (2) withholding from proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent); or (3) withholding in Shares to be issued upon exercise of the Option. Depending upon the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates in Participant's jurisdiction(s), including maximum applicable rates. If the Company and/or the Employer withhold more than the amount necessary to satisfy the liability for Tax-Related Items, Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent Shares or, if not refunded, Participant may be able to seek a refund from the applicable tax authorities. If the Company and/or the Employer withhold less than the amount necessary to satisfy the liability for Tax-Related Items, Participant may be required to pay additional Tax-Related Items directly to the applicable tax authorities or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes Participant is deemed to have been issued the full number of Exercised Shares, notwithstanding that a number of the Exercised Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan. No fractional Shares will be withheld or issued pursuant to the exercise of an Option and the issuance of Shares thereunder.

5 Finally, Participant shall pay to the Company or the Employer any amount of Tax- Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan or Participant’s purchase of Shares that cannot be satisfied by the means previously described. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares or the proceeds from the sale of Shares if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items as described in this section F. Participant shall have no further rights with respect to any Shares that are retained by the Company pursuant to this provision, and under no circumstances will the Company be required to issue any fractional Shares. 2. Notice of Disqualifying Disposition of Incentive Stock Option Shares. If Participant is a United States taxpayer and the Option granted to Participant herein is an Incentive Stock Option, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (1) the date two years after the date the Option is granted, or (2) the date one year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant. G. Acknowledgements. 1. Participant acknowledges receipt of a copy of the Plan (including any applicable appendixes or sub-plans thereunder) and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan (including any applicable appendixes or sub-plans thereunder) and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option Agreement. Participant further agrees to notify the Company upon any change in the residence address in the Notice of Grant. 2. The Company (and not the Employer) is granting the Option. The Company will administer the Plan from outside Participant’s country of residence. 3. The Plan is established voluntarily by the Company, is wholly discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time. 4. The grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted in the past. 5. All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company. 6. Participant is voluntarily participating in the Plan.

6 7. The Option and the Shares subject to the Option, and the income and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of Participant’s employment or service contract, if any. 8. Unless otherwise agreed with the Company, the Option and the Shares subject to the Option, and the income and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Related Entity. 9. The Option and the Shares subject to the Option, and the income and value of same, are not intended to replace any pension rights or compensation. 10. Although provided by the Company, the Option and the Shares subject to the Option, and the income and value of same, are not part of Participant’s normal or expected salary or compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, leave-related pay, pension, retirement or welfare benefits, or any other similar payments. 11. The Option grant and Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Related Entity and the Company will not incur any liability of any kind to Participant as a result of any change or amendment, or any cancellation, of the Plan at any time. 12. The future value of the underlying Shares is unknown and cannot be predicted with certainty. 13. If the underlying Shares do not increase in value, the Option will have no value. 14. If Participant exercises his or her Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price. 15. Participant has received the terms and conditions of this Option Agreement and any other related communications in English, and Participant consents to having received these documents in English. Participant acknowledges that he or she is sufficiently proficient in English, or, alternatively, Participant acknowledges that he or she will seek appropriate assistance, to understand the terms and conditions in this Option Agreement. Furthermore, if Participant has received this Option Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. 16. In the event of termination of Participant’s status as a Service Provider (whether or not in breach of any employment laws in the country where Participant resides, even if otherwise applicable to Participant’s employment benefits from the Employer, and/or whether later found to be invalid), Participant’s right to vest in the Option under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law). Further, in the event of termination of Participant’s status as a Service Provider (whether or not in breach of local labor

7 laws), Participant’s right to exercise the Option after termination of status as a Service Provider will be measured by the date of termination of Participant’s active employment and will not be extended by any notice period mandated under local law. The Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of his or her Option grant (including whether Participant may still be considered actively employed while on an approved leave of absence). 17. Unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits under the Plan, if any, do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares. 18. The Option and the Shares subject to the Option are not part of Participant’s normal or expected compensation or salary for any purpose. 19. Neither the Company, the Employer nor any other Related Entity of shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise. 20. No claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Participant’s status as a Service Provider by the Company or the Employer (for any reason whatsoever and whether or not in breach of any employment laws in the country where Participant resides, even if otherwise applicable to Participant’s employment benefits from the Employer, and/or whether later found to be invalid). H. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant acknowledges and agrees that he or she should consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan. I. DATA PRIVACY. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Option materials by and among, as applicable, the Employer, the Company, and its Related Entities for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, e-mail address, date of birth, social insurance number, passport number or other identification number, salary, nationality, residency status, job title, any Shares or directorships held in the Company or any Related Entity, details of all Options or any other

8 entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan. Participant understands that Data may be transferred to the E*TRADE, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company in the implementation, administration and management of the Plan. Participant understands that the recipients may be located in the United States, or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of Shares on Participant’s behalf, to a broker or third party with whom the Shares acquired on exercise may be deposited. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing Participant’s local human resources representative, or if there is no local human resources representative, the human resources department of the Company. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Options or other equity awards or administer or maintain such awards. Participant understands, however, that refusal or withdrawal of consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative, or if there is no local human resources representative, the human resources department of the Company. J. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

9 This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Option Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed. K. NO GUARANTEE OF CONTINUED SERVICE. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUED ENGAGEMENT AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY OR ANY RELATED ENTITY EMPLOYING OR RETAINING PARTICIPANT (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE NOTICE OF GRANT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR ANY RELATED ENTITY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE. L. Severability. The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. M. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to Participant’s current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. By Participant’s electronic signature and the electronic signature of the Company’s representative, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement.

10 N. Appendix. Notwithstanding any provisions in this Option Agreement, the Option grant shall be subject to any terms and conditions set forth in any Appendix to this Option Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable under Applicable Laws with regard to the issuance or sale of Shares or facilitate the administration of the Plan. The Appendix constitutes part of this Option Agreement. O. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable under Applicable Laws with regard to the issuance or sale of Shares or to facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. P. Insider Trading/Market Abuse Restrictions. Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to, directly or indirectly, accept, acquire, sell, attempt to sell or otherwise dispose of Shares, rights to Shares (e.g., Options), or rights linked to the value of Shares (e.g., phantom awards, futures) during such times as Participant is considered to have “inside information” regarding the Company as defined by the laws or regulations in the applicable jurisdiction or Participant’s country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before Participant possessed insider information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s Insider Trading Policy. Participant is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter. Q. Exchange Control, Tax and/or Foreign Asset/Account Reporting. Participant acknowledges that there may be exchange control, tax, foreign asset and/or account reporting requirements which may affect Participant’s ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares acquired under the Plan) in a brokerage, bank account or legal entity outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in Participant’s country. Participant also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to Participant’s country through a designated bank or broker within a certain time after receipt.

11 Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and should consult his or her personal legal advisor for any details. R. Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Option Agreement shall not operate or be construed as a waiver of any other provision of this Option Agreement, or of any subsequent breach by Participant or any other participant. You acknowledge and agree that this Option Agreement and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and shall not interfere with your right or the right of the Company or Related Entity that is your employer to terminate your relationship as a Service Provider at any time, with or without cause. You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Option Agreement. By Participant’s electronic signature and the electronic signature of the Company’s representative, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. You must execute and deliver or electronically accept the terms set forth in this Option Agreement, in the manner specified by the Administrator prior to the date you first exercise any portion of the Option.

12 GLOBAL STOCK OPTION AGREEMENT APPENDIX A FOR NON-U.S. PARTICIPANTS DOLBY LABORATORIES, INC. 2020 STOCK PLAN Terms and Conditions for Participants Outside the U.S. This Appendix includes additional country-specific terms and conditions that apply to Participants resident in countries listed below. This Appendix is part of the Option Agreement and contains terms and conditions material to participation in the Plan. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Option Agreement. The information is based on the securities, exchange control, income tax and other laws in effect in the respective countries as of December 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date when the Option is exercised or when Participant sells Shares acquired upon exercise of the Option. In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation. Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working or Participant transfers employment or residency after the Date of Grant, or if Participant is considered resident of another country for local law purposes, then the provisions contained herein may not be applicable to Participant. The Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply under these circumstances. Countries Within the European Economic Area and the United Kingdom Data Privacy: The Dolby Employee Privacy Notice supersedes and replaces replaces section II.I of the Option Agreement. The Dolby Employee Privacy Notice for each respective country in the European Union and European Economic Area can be found at [REDACTED]. Australia Securities Law Notice.

13 If Participant exercises the Option and subsequently offers the Shares purchased upon exercise for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law and Participant should obtain legal advice regarding any applicable disclosure obligations prior to making any such offer. Tax Notice. The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act). Exchange Control Notice. Exchange control reporting is required for cash transactions exceeding AUD 10,000 and for international fund transfers. Participant understands that if an Australian bank is assisting with the transaction, the bank will file the report on Participant’s behalf. Participant understands that if there is no Australian bank involved in the transfer, Participant will have to file the exchange control report on his or her own behalf. Brazil Compliance with Law. By accepting the Option, Participant acknowledges that he or she agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with Participant’s participation in the Plan, including the exercise of the Option, the receipt of any dividends, and the sale of Shares acquired under the Plan. Nature of Option Grants. By accepting the Option, Participant agrees that (1) he or she is making an investment decision, (2) the Shares will be issued to Participant only if the vesting conditions are met and any necessary services are rendered by Participant over the vesting period and (3) the value of the underlying Shares is not fixed and may increase or decrease in value over time without compensation to Participant. Exchange Control Notice. Individuals who are resident or domiciled in Brazil are generally required to submit an annual declaration of assets and rights held outside Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is greater than US$1,000,000. If such amount is equal to or greater than US$100,000,000, the referenced declaration must be submitted quarterly, in the month following the end of each quarter. Assets and rights to be included in this annual declaration include Shares acquired under the Plan. Tax on Financial Transaction (IOF).

14 Payments to foreign countries (including the payment of the Exercise Price) and repatriation of funds into Brazil and the conversion between BRL and US$ associated with such fund transfers may be subject to the Tax on Financial Transactions. It is Participant’s responsibility to comply with any applicable Tax on Financial Transactions arising from Participant’s participation in the Plan. Participant should consult with his or her personal tax advisor for additional details. Canada Method of Payment. Notwithstanding section 7(d) of the Plan, Participant acknowledges that due to regulatory requirements, Participant is prohibited from surrendering Shares that Participant owns and from attesting to the ownership of Shares to pay the Exercise Price and any Tax-Related Items under the Option. Termination of Service Provider Relationship. The following provision replaces section II.G.16 of the Option Agreement: For purposes of the Option, Participant’s status as a Service Provider will be considered terminated, vesting will terminate and the period remaining to exercise the Option will be measured effective as of the date that is the earliest of: (i) the date Participant’s employment with the Company or Related Entity is terminated; or (ii) the date Participant receives notice of termination of employment or service from the Company or Related Entity; regardless of the reason for such termination and whether or not later found to be invalid or in breach of any applicable law, including Canadian provincial employment law (including but not limited to statutory law, regulatory law and/or common law) or the terms of Participant'semployment or service agreement, if any. The Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed or providing services for purposes of his or her Option grant (including whether Participant may still be considered actively providing services while on an approved leave of absence). Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, Participant’s right to vest in the Option under the Plan, if any, will terminate effective as of the last day of Participant’s minimum statutory notice period. Participant will not earn or be entitled to pro-rated vesting for that portion of time before the date on which Participant’s right to vest terminates or if the vesting date falls after the end of Participant’s statutory notice period, nor will Participant be entitled to any compensation for lost vesting. Sale of Shares. Participant acknowledges that he or she is permitted to sell the Shares acquired under the Plan through E*TRADE or such other broker as may be selected by the Company in the future,

15 provided the sale of the Shares takes place outside of Canada through facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange. Consent to Receive Information in English for Quebec Service Providers. Participant acknowledges that it is the express wish of the parties that this Option Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be written in English. Le participant reconnaît que c’est son souhait exprès d’avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention. Authorization to Release and Transfer Necessary Personal Information for Quebec Service Providers. The following provision supplements section II.I of the Option Agreement: Participant hereby authorizes the Company and the Company’s representatives, including the broker(s) designated by the Company, to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, any Related Entity and the Administrator of the Plan to disclose and discuss the Plan with their advisors. Participant further authorizes the Company and any Related Entity to record such information and to keep such information in Participant’s employee file. Foreign Asset/Account Reporting Notice. Canadian residents may be required to report foreign specified property on Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds CAD 100,000 at any time in the year. Foreign specified property includes Shares acquired under the Plan and may include the Option. The Option must be reported - generally at a nil cost - if the CAD 100,000 cost threshold is exceeded because of other foreign specified property Participant holds. The cost of the Shares generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if the Canadian resident owns other Shares of the Company, this ACB may have to be leveraged with the ACB of the other Shares. The Form T1135 generally must be filed by April 30 of the following year. Canadian residents should consult with a personal advisor to ensure compliance with the applicable reporting requirements. China Method of Payment. Notwithstanding anything in section II.C of the Option Agreement to the contrary, Participant agrees to pay the Exercise Price and any Tax-Related Items solely by means of a

16 cashless sell-all method of exercise. To complete a cashless sell-all exercise, Participant must provide irrevocable instructions to the broker to: (i) sell all of the Shares to be issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax-Related Items; and (iii) remit the balance in cash to Participant. Such delivery of the sales proceeds shall be subject to any obligation to satisfy Tax-Related Items. Participant acknowledges that E*TRADE or such other broker as may be selected by the Company in the future is under no obligation to arrange for the sale of the Shares at any particular price. To the extent that regulatory requirements in China change, the Company reserves the right to permit Participant to exercise the Option and pay the Exercise Price with cash, check, cash equivalent or cashless sell-to-cover exercise. In the event Participant is permitted to hold Shares upon exercise, the Company may force the sale of the Shares within any time frame as the company determines to be necessary or advisable for legal or administrative reasons. Participant agrees that he or she must maintain any Shares acquired under the Plan in an account maintained by E*TRADE or such other stock plan service provider as may be selected by the Company. Exchange Control Acknowledgment. Participant understands and agrees that participation in the Plan is subject to the Company or the Employer obtaining any required approval from the China State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole and absolute discretion. If the Company or the Employer is unable to obtain such approval, Participant may not be entitled to receive any benefit in connection with the Plan without any liability to the Company, the Employer or any Related Entity. Participant understands and agrees that, pursuant to local exchange control requirements, Participant will be required to repatriate the cash proceeds from the immediate sale of Shares issued upon exercise to China. Participant further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account established by the Company, or one of its Related Entities, and Participant hereby consents and agrees that any cash proceeds received in connection with the Participant's participation in the Plan may be transferred to such special account prior to being delivered to Participant. If the proceeds from the sale of Participant’s Shares are converted to local currency, Participant acknowledges that the Company is under no obligation to secure any exchange conversion rate, and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions in China. Participant agrees to bear the risk of any exchange conversion rate fluctuation between the time the Shares are purchased and the time the cash proceeds are distributed to Participant. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China. Foreign Asset/Account Reporting Notice. Chinese residents are required to report to the SAFE all details of his or her foreign financial assets and liabilities, as well as details of any economic transactions conducted with non- Chinese residents, either directly or through financial institutions.

17 France Consent to Receive Information in English. By signing and returning this document providing for the terms and conditions of Participant’s Option grant, Participant confirms having read and understood the documents relating to this grant (the Plan and this Option Agreement) which were provided in English language. Participant accepts the terms of those documents accordingly. En signant et renvoyant le présent document décrivant les termes et conditions de l’attribution d’options, le participant confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan U.S. et ce contrat d’options) qui ont été communiqués en langue anglaise. Le participant accepte les termes en connaissance de cause. Foreign Asset/Account Reporting Notice. French residents may hold Shares outside France, provided that they declare all foreign accounts, whether open, current or closed, on their annual income tax return. Failure to comply could trigger significant penalties. Germany Exchange Control Notice. Cross-border payments in excess of EUR 12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of Shares or the receipt of dividends), the report must be made by the fifth (5th) day of the month following the month in which the payment is received. The report must be filed electronically. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. Foreign Asset/Account Reporting Information. German residents holding Shares must notify their local tax office if the acquisition of Shares under the Plan leads to a so-called qualified participation at any point during the calendar year. A qualified participation is attained only in the unlikely event (i) Participant owns at least 1% of the Company and the value of the Shares acquired exceeds €150,000, or (ii) Participant holds Shares exceeding 10% of the total capital of the Company. Hong Kong Sale Restriction. Any Shares acquired at exercise are accepted as a personal investment. In the event that the Option is exercised and Shares are issued to Participant (or Participant's heirs) within six months of the Date of Grant, Participant (or Participant's heirs) agrees that the Shares will not be

18 offered to the public or otherwise disposed of prior to the six-month anniversary of the date of grant. Securities Law Notice. Warning: None of the documents related to the Plan have been reviewed by any regulatory authority in Hong Kong. If Participant is in any doubt about any of the contents of the Option Agreement, including this Appendix A, the Plan, or any other communication materials, Participant should obtain independent professional advice. The Option and Shares issued at exercise do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its Related Entities. The Option Agreement, including this Appendix, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Option is intended only for the personal use of each eligible employee of the Employer, the Company or any Related Entity and may not be distributed to any other person. India Method of Payment. Notwithstanding section 7(d) of the Plan or sections II.B and II.C of the Option Agreement, due to legal restrictions in India, Participant will not be permitted to pay the Exercise Price and any Tax-Related Items by a partial cashless exercise (also called a “sell to cover” exercise) such that a certain number of Shares subject to the exercised Options are sold immediately upon exercise to cover the aggregate Exercise Price, brokers’ fees and any Tax-Related Items and the remaining Shares are delivered to Participant. The Company reserves the right to provide Participant with this method of payment depending on the development of local law. Exchange Control Notice. If Participant remits funds out of India to exercise this Option, it is Participant’s responsibility to comply with applicable exchange control requirements of the Reserve Bank of India. Regardless of the method of exercise used to purchase the Shares, Participant understands that he or she must repatriate any proceeds from the sale of Shares and any dividends received acquired under the Plan within such period of time as required under applicable regulations. Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the funds and must maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. Foreign Asset/Account Reporting Notice. Indian residents are required to declare the following items in their annual tax return: (i) any foreign assets held by them (including Shares acquired under the Plan), and (ii) any foreign bank accounts for which they have signing authority. Indian residents should consult with their personal tax advisor to ensure that they are properly reporting foreign assets and bank accounts.

19 Japan Exchange Control Notice. Japanese residents acquiring Shares valued at more than ¥100,000,000 in a single transaction, must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within twenty (20) days of the acquisition of the Shares. In addition, if Participant is a Japanese resident and pays more than ¥30,000,000 in a single transaction for the purchase of Shares upon the exercise of the Option, Participant must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan. A Payment Report is required independently from a Securities Acquisition Report. Therefore, if the total amount that Participant pays upon a one-time transaction for exercising the Option and purchasing Shares exceeds ¥100,000,000, then Participant must file both a Payment Report and a Securities Acquisition Report. Foreign Asset/Account Reporting Notice. Japanese residents are required to report details of any assets held outside of Japan as of December 31, including Shares acquired under the Plan, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 each year. Japanese residents are responsible for complying with this reporting obligation. Korea Exchange Control Notice. If Participant remits funds out of Korea to pay the Exercise Price, the remittance of funds must be confirmed by a foreign exchange bank in Korea. This confirmation is not necessary if Participant pays the Exercise Price through an arrangement with a broker approved by the Company whereby payment of the Exercise Price is accomplished with the proceeds of the sale of Shares, because in this case there is no remittance of funds out of Korea. Foreign Asset/Account Reporting Notice. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency). Korea residents should consult with their personal tax advisor for additional information about this reporting obligation. Netherlands

20 No country-specific provisions. Poland Exchange Control Notice. Transfers of funds into and out of Poland in excess of €15,000 (or PLN 15,000 if such transfer of funds is connected with the business activity of an entrepreneur) must be made via a bank account held at a bank in Poland. Additionally, Polish residents are required to store all documents connected with any foreign exchange transactions that Polish residents are engaged in for a period of five years, as measured from the end of the year in which such transaction occurred. Foreign Asset/Account Reporting Notice. If Participant maintains bank or brokerage accounts holding cash and foreign securities (including Shares) outside of Poland, Participant will be required to report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds certain thresholds. If required, such reports must be filed on special forms available on the website of the National Bank of Poland. Participant should consult with their personal legal advisor to determine whether Participant will be required to submit reports to the National Bank of Poland. Russia Securities Law Notice. This Option Agreement, the Plan and all other materials that Participant may receive concerning the grant of the Option and Participant's participation in the Plan do not constitute advertising or an offering of securities in Russia. The Shares to be issued upon exercise of the Option have not and will not be registered in Russia and, therefore, the Shares described in any Plan documents may not be offered or placed in public circulation in Russia. In no event will Shares to be issued upon exercise of the Option be delivered to Participant in Russia. All Shares acquired under the Plan will be maintained on Participant's behalf outside of Russia. Participant will not be permitted to sell Shares directly to a Russian legal entity or resident. Authorization to Release and Transfer Necessary Personal Information The following provision supplements section II.I of the Option Agreement: Participant hereby acknowledges that Participant has read and understood the terms regarding collection, processing and transfer of Data contained in the Data Privacy section of the Option Agreement and, by participating in the Plan, Participant agrees to such terms. In this regard, upon request of the Company or the Employer, Participant agrees to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in Russia, either now

21 or in the future. Participant understands that Participant will not be able to participate in the Plan if Participant fails to execute any such consent or agreement. Exchange Control Notice. Participant may be required to repatriate certain cash amounts received with respect to the Option to Russia as soon as Participant intends to use those cash amounts for any purpose, including reinvestment. If the repatriation requirement applies, such funds must initially be credited to Participant through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws. Under the Directive N 5371-U of the Russian Central Bank (the “CBR”), the repatriation requirement may not apply in certain cases with respect to cash amounts received in an account that is considered by the CBR to be a foreign brokerage account. Statutory exceptions to the repatriation requirement also may apply. Participant should contact their personal advisor to ensure compliance with the applicable exchange control requirements prior to exercising the Option and/or selling Shares. Foreign Asset/Account Reporting Notice. Russian residents are required to report the opening, closing or change of details of any foreign brokerage account to the Russian tax authorities within one (1) month of opening, closing or change of details of such account. Russian residents also required to submit an annual cash flow report for any such foreign brokerage account on or before June 1 of the following year. Reporting requirements were further revised effective August 11, 2020 to expand the reporting requirement to include financial asset (including Shares) transactions in offshore accounts. Russian residents should consult with their personal tax advisor for additional information about these reporting obligations. Anti-Corruption Notice. Anti-corruption laws prohibit certain public servants, their spouses, and their dependent children from owning any foreign source financial instruments (e.g. shares of foreign corporations such as the Company). Accordingly, Particpant should inform the Company if he or she is covered by these laws because Participant should not hold Shares acquired under the Plan. Labor Law Notice. If Participant continues to hold Shares acquired at exercise of the Option after an involuntary termination of Participant's employment, Participant may not be eligible to receive unemployment benefits in Russia. Singapore Sale Restriction.

22 Participant agrees that any Shares acquired pursuant to the Option will not be offered for sale in Singapore prior to the six-month anniversary of the Date of Grant unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), or pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA. Securities Law Notice. The grant of the Options is being made to Participant in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the SFA under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Director Reporting Notice. If Participant is a director, associate director or shadow director of a Singapore Related Entity of the Company, as the terms are used in the Singapore Companies Act (the “SCA”), Participant agrees to comply with notification requirements under the SCA. Among these requirements is an obligation to notify the Singapore Related Entity in writing when Participant receives an interest (e.g., Options, Shares) in the Company or any related companies (including when Participant sells Shares acquired through exercise of the Option). In addition, Participant must notify the Singapore Related Entity when Participant sells or receives Shares of the Company or any related company (including when Participant sells or receives Shares acquired under the Plan). These notifications must be made within two (2) business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of Participant’s interests in the Company or any related company within two (2) business days of becoming a director, associate director or shadow director. Participant should consult with his or her personal legal advisor regarding his or her notification obligations under the SCA. Spain No Entitlement for Claims or Compensation. The following provisions supplement section II.G of the Option Agreement: By accepting the Option, Participant consents to participation in the Plan and acknowledges that Participant has received a copy of the Plan document. Participant understands and agrees that, as a condition of the grant of the Option, termination of Participant’s status as a Service Provider for any reason (including for the reasons listed below) prior to the vesting date will automatically result in the loss of the unvested Options that may have been granted to Participant. In particular, Participant understands and agrees that any unvested Options shall be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a termination of status as a Service Provider, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”),

23 individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985. Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Options under the Plan to individuals who may be Employees, Directors or Consultants throughout the world. The decision is limited and entered into based upon the express assumption and condition that any Options will not economically or otherwise bind the Company or any Related Entity, including the Employer, on an ongoing basis, other than as expressly set forth in the Option Agreement. Consequently, Participant understands that the Options are granted on the assumption and condition that the Option shall not become part of any employment contract (whether with the Company or any Related Entity, including the Employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from the grant of the Option, which is gratuitous and discretionary, since the future value of the Option and the underlying Shares is unknown and unpredictable. Participant also understands that the grant of the Option would not be made but for the assumptions and conditions set forth hereinabove; thus, Participant understands, acknowledges and freely accepts that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the Option and any right to the underlying Shares shall be null and void. Securities Law Notice. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the Option. The Option Agreement, the Appendix and the Plan have not been registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission) and do not constitute a public offering prospectus. Exchange Control Notice. Spanish taxpayers must declare the acquisition, ownership and disposition of Shares in a foreign company (including Shares acquired under the Plan) to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be filed in January for Shares acquired or disposed of during the prior year and/or for Shares owned as of December 31 of the prior year; however, if the value of the Shares acquired under the Plan and/or the amount of the sale proceeds exceeds the applicable threshold (currently €1,502,530), the declaration must be filed within one month of the acquisition or disposition, as applicable. In addition, Spanish taxpayers may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including any Shares acquired under the Plan) and any transactions with non-Spanish residents (including any payments of Shares made by the Company) depending on the value of such

24 accounts and instruments and the amount of the transactions during the relevant year as of December 31 of the relevant year. This reporting requirement will apply if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, a report is required on all foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item. Generally, the report is required on an annual basis (by January 20 of each year). Foreign Asset/Account Reporting Notice. Spanish residents are required to report rights or assets deposited or held outside of Spain (including Shares acquired under the Plan or cash proceeds from the sale of such Shares) as of December 31 of each year, if the value of such rights or assets exceeds EUR 50,000 per type of right or asset. After such rights and/or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than EUR 20,000. If reporting is required, the report must be filed on Form 720 by March 31 following the end of the relevant year. Sweden Tax Withholding Obligations. The following supplements section II.F of the Option Agreement: Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in section II.F of the Option Agreement, by accepting the Option, Participant authorizes the Company and/or the Employer to withhold Shares or to sell Shares otherwise deliverable to Participant upon exercise to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items. Taiwan Securities Law Notice. The offer of participation in the Plan is available only for Service Providers of the Company and Related Entities. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company. Data Privacy Acknowledgement. Participant hereby acknowledges that he or she has read and understood the terms regarding collection, processing and transfer of Data contained in section II.I of the Option Agreement and by participating in the Plan, Participant agrees to such terms. In this regard, upon request of the Company or the Employer, Participant agrees to provide an executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the

25 Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in Participant’s country, either now or in the future. Participant understands he or she will not be able to participate in the Plan if Participant fails to execute any such consent or agreement. Exchange Control Notice. Taiwanese residents may acquire and remit foreign currency (including proceeds from the sale of Shares or the receipt of any dividends paid on such Shares) into Taiwan up to US$5,000,000 per year. If the transaction amount is TWD500,000 or more in a single transaction, residents must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank. If the transaction amount is US$500,000 or more, Taiwanese residents may be required to provide additional supporting documentation to the satisfaction of the remitting bank. Taiwanese residents should consult their personal legal advisor to ensure compliance with applicable exchange control laws in Taiwan. Turkey Securities Law Notice. Pursuant to Turkish securities law, selling shares acquired under the Plan is not permitted within Turkey. The Shares are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “DLB” and the Shares may be sold through this exchange. Financial Intermediary Requirement Notice. The purchase and sale of securities traded in foreign financial markets (e.g., the purchase and sale of Shares) are permitted. However, transactions in foreign securities must be conducted through the local banks and financial intermediary institutions licensed by the Turkish Capital Markets Board in accordance with relevant regulations and Central Bank communiqués. Participants should contact a personal legal advisor for further information regarding these requirements. United Arab Emirates (“UAE”) Securities Law Notice. The offer of participation in the Plan is available only for select employees of the Company and Related Entities and is in the nature of providing employee incentives in the UAE. This Option Agreement, the Appendix, the Plan and other incidental communication materials are intended for distribution only to Service Providers for the purposes of an employee compensation or reward scheme, and must not be delivered to, or relied on, by any other person. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Option or this Option Agreement. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this

26 Option Agreement nor taken steps to verify the information set out in it, and have no responsibility for it. The securities to which this Option Agreement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. Residents of the UAE who do not understand or have questions regarding this Option Agreement, the Appendix or the Plan should consult an authorized financial adviser. United Kingdom Joint Election. As a condition of the purchase of Shares under the Plan, Participant agrees to accept any liability for secondary Class 1 NICs (“Employer NICs”) which may be payable by the Company or the Employer with respect to the purchase of the Shares or otherwise payable in connection with the Option and the right to acquire Shares. Without prejudice to the foregoing, Participant agrees to execute a joint election with the Company and/or the Employer (the “Election”), the form of such Election being formally approved by HM Revenue and Customs (“HMRC”), and any other consent or elections required to accomplish the transfer of the Employer NICs to Participant. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or the Employer. Participant agrees to enter into an Election prior to the exercise of any Options. Participant further agrees that the Company and/or the Employer may collect the Employer NICs by any of the means set forth in Section II.F of the Option Agreement. Tax Withholding Obligations. The following supplements section II.F of the Option Agreement: Without limitation to section II.F of the Option Agreement, Participant agrees that he or she is liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by HMRC (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on Participant’s behalf (or any other tax authority or any other relevant authority). If Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that Participant is a director or executive officer and income tax due is not collected from or paid by Participant within ninety (90) days of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any income tax due but not collected from or paid by Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute an additional benefit to

27 Participant on which additional income tax and National Insurance Contributions (“NICs”) may be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to Her Majesty’s Revenue and Customs under the self-assessment regime and for paying the Company and/or the Employer the amount of any employee NICs due on this additional benefit, which the Company and/or the Employer may recover at any time thereafter by any of the means referred to in this Option Agreement.